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                                                                EXHIBIT NO. 10.2

                            STOCK PURCHASE AGREEMENT

                                  by and among

                           NEXTERA ENTERPRISES, L.L.C.
                                     (Buyer)

                                 SYMMETRIX, INC.
                                  (the Company)

                         The Stockholders of the Company

                                       and

                      Certain Optionholders of the Company



                                  July 30, 1997

                            STOCK PURCHASE AGREEMENT

                                      INDEX

                                                                                                                           Page
SECTION 1. SALE OF SHARES, CANCELLATION OF OPTIONS AND PURCHASE PRICE....................................................    1

1.1. CANCELLATION OF OPTIONS.............................................................................................    1
1.2. TRANSFER OF COMPANY SHARES..........................................................................................    1
1.3. PURCHASE PRICE AND PAYMENT..........................................................................................    2
1.4. TIME AND PLACE OF CLOSING...........................................................................................    2
1.5. FURTHER ASSURANCES..................................................................................................    2
1.6. TRANSFER TAXES......................................................................................................    2
1.7. EXCLUDED LIABILITIES................................................................................................    2

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE REPRESENTING
PARTIES..................................................................................................................    3

2.1. MAKING OF REPRESENTATIONS AND WARRANTIES............................................................................    3
2.2. ORGANIZATION AND QUALIFICATIONS OF THE COMPANY......................................................................    3
2.3. CAPITAL STOCK OF THE COMPANY; BENEFICIAL OWNERSHIP..................................................................    3
2.4. SUBSIDIARIES........................................................................................................    4
2.5. AUTHORITY OF THE COMPANY............................................................................................    4
2.6. REAL AND PERSONAL PROPERTY..........................................................................................    5
2.7. FINANCIAL STATEMENTS................................................................................................    7
2.8. TAXES...............................................................................................................    8
2.9. ACCOUNTS RECEIVABLE.................................................................................................    9
2.10. INTENTIONALLY OMITTED..............................................................................................    9
2.11. ABSENCE OF CERTAIN CHANGES.........................................................................................    9
2.12. ORDINARY COURSE....................................................................................................   11
2.13. BANKING RELATIONS..................................................................................................   11
2.14. INTELLECTUAL PROPERTY..............................................................................................   11
2.15. CONTRACTS..........................................................................................................   13
2.16. LITIGATION.........................................................................................................   14
2.17. COMPLIANCE WITH LAWS...............................................................................................   14
2.18. INSURANCE..........................................................................................................   15
2.19. WARRANTY OR OTHER CLAIMS...........................................................................................   15
2.20. POWERS OF ATTORNEY.................................................................................................   15
2.21. FINDER'S FEE.......................................................................................................   15
2.22. PERMITS: BURDENSOME AGREEMENTS.....................................................................................   15
2.23. CORPORATE RECORDS; COPIES OF DOCUMENTS.............................................................................   15
2.24. TRANSACTIONS WITH INTERESTED PERSONS...............................................................................   16
2.25. EMPLOYEE BENEFIT PROGRAMS..........................................................................................   16
2.26. ENVIRONMENTAL MATTERS..............................................................................................   18
2.27. LIST OF DIRECTORS AND OFFICERS.....................................................................................   19
2.28. DISCLOSURE.........................................................................................................   19
2.29. NON-FOREIGN STATUS.................................................................................................   20
2.30. BACKLOG............................................................................................................   20
2.31. EMPLOYEES; LABOR MATTERS...........................................................................................   20
2.32. CUSTOMERS, DISTRIBUTORS AND SUPPLIERS..............................................................................   21
2.33. TRANSFER OF SHARES.................................................................................................   21



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
2.34. STOCK REPURCHASE...................................................................................................   21

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.................................................................   21

3.1. COMPANY SHARES AND OPTIONS..........................................................................................   21
3.2. AUTHORITY...........................................................................................................   21
3.3. FINDER'S FEE........................................................................................................   22
3.4. AGREEMENTS..........................................................................................................   22

SECTION 4. COVENANTS OF THE COMPANY AND THE REPRESENTING PARTIES.........................................................   23

4.1. MAKING OF COVENANTS AND AGREEMENTS..................................................................................   23
4.2. CONDUCT OF BUSINESS.................................................................................................   23
4.3. AUTHORIZATION FROM OTHERS...........................................................................................   24
4.4. NOTICE OF DEFAULT...................................................................................................   24
4.5. CONSUMMATION OF AGREEMENT...........................................................................................   25
4.6. COOPERATION OF THE COMPANY AND HOLDERS..............................................................................   25
4.7. NON-SOLICITATION....................................................................................................   25
4.8. NO SOLICITATION OF OTHER OFFERS.....................................................................................   25
4.9. CONFIDENTIALITY.....................................................................................................   26
4.10. TAX RETURNS........................................................................................................   26

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................   26

5.1. MAKING OF REPRESENTATIONS AND WARRANTIES............................................................................   26
5.2. ORGANIZATION OF BUYER...............................................................................................   26
5.3. AUTHORITY OF BUYER..................................................................................................   26
5.4. LITIGATION..........................................................................................................   27
5.5. FINDER'S FEE........................................................................................................   27
5.6. AVAILABLE FUNDS.....................................................................................................   27

SECTION 6. COVENANTS OF BUYER............................................................................................   27

6.1. MAKING OF COVENANTS AND AGREEMENT...................................................................................   27
6.2. CONFIDENTIALITY.....................................................................................................   27
6.3. CONSUMMATION OF AGREEMENT...........................................................................................   28

SECTION 7. CONDITIONS....................................................................................................   28

7.1. CONDITIONS TO THE OBLIGATIONS OF BUYER..............................................................................   28
7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE HOLDERS............................................................   30

SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED...................................................................   31

8.1. TERMINATION.........................................................................................................   31
8.2. EFFECT OF TERMINATION...............................................................................................   32

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING..................................................................   32

9.1. SURVIVAL OF WARRANTIES..............................................................................................   32
9.2. RETENTION BONUS POOL................................................................................................   32
9.3. RIGHTS OF FIRST REFUSAL.............................................................................................   32
9.4. INVESTMENT ENTITIES.................................................................................................   32
9.5. RELEASE.............................................................................................................   33
9.6. INDEMNIFICATION INSURANCE...........................................................................................   35

SECTION 10. INDEMNIFICATION..............................................................................................   35

10.1. INDEMNIFICATION BY THE HOLDERS.....................................................................................   35
10.2. LIMITATIONS ON INDEMNIFICATION BY THE HOLDERS......................................................................   36



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
10.3. INDEMNIFICATION BY BUYER...........................................................................................   39
10.4. LIMITATION ON INDEMNIFICATION BY BUYER.............................................................................   39
10.5. NOTICE; DEFENSE OF CLAIMS..........................................................................................   39
10.6. SATISFACTION OF HOLDER INDEMNIFICATION OBLIGATIONS.................................................................   40

SECTION 11. MISCELLANEOUS................................................................................................   40

11.1. FEES AND EXPENSES..................................................................................................   40
11.2. GOVERNING LAW......................................................................................................   41
11.3. NOTICES............................................................................................................   41
11.4. AFFIRMATION OF AGREEMENTS..........................................................................................   42
11.5. ENTIRE AGREEMENT...................................................................................................   42
11.6. ASSIGNABILITY; BINDING EFFECT......................................................................................   42
11.7. CAPTIONS AND GENDER................................................................................................   42
11.8. EXECUTION IN COUNTERPARTS..........................................................................................   43
11.9. AMENDMENTS.........................................................................................................   43
11.10. PUBLICITY AND DISCLOSURES.........................................................................................   43
11.11. CONSENT TO JURISDICTION...........................................................................................   43
11.12. SPECIFIC PERFORMANCE..............................................................................................   43
11.13. CONFLICT WITH OPTION CANCELLATION AGREEMENT.......................................................................   43

                            STOCK PURCHASE AGREEMENT

          AGREEMENT entered into as of July 30, 1997 by and among Nextera Enterprises, L.L.C., a Delaware limited liability company ("Buyer"), Symmetrix, Inc., a Massachusetts corporation (the "Company"), the holders of the Company's capital stock listed on Exhibit A (herein collectively referred to as the "Stockholders" and individually as a "Stockholder") and certain holders of options to purchase shares of the Company's capital stock listed on Exhibit B (identified on Exhibit B as and herein collectively referred to as the "Optionholders" and individually as an "Optionholder"). The Stockholders and the Optionholders are herein collectively referred to as the "Holders" and individually as a "Holder."

                               W I T N E S S E T H

          WHEREAS, the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of 1,216,921 shares (said shares referred to herein as the "Company Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"); and

          WHEREAS, the Optionholders hold 846,558 options (the "Options") to purchase equity securities of the Company of which 827,258 Options shall, as of the Closing (as hereinafter defined) be fully exercisable; and

          WHEREAS, the Holders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares; and

          WHEREAS, all other holders of options to purchase equity securities of the Company (identified on Exhibit B as and referred to herein as "Excluded Optionholders") shall enter into an agreement (the "Option Cancellation Agreement") with the Company whereby each such optionholder shall agree to have the Company cancel all options held by such optionholder in exchange for the consideration set forth in the Option Cancellation Agreement.

          NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES, CANCELLATION OF OPTIONS AND PURCHASE PRICE.

          1.1. Cancellation of Options. At the Closing (as hereinafter defined), each Optionholder shall cause to be delivered to the Company all documentation necessary, if any, for the Company to cancel the Options held by such Optionholder.

          1.2. Transfer of Company Shares. At the Closing (as hereinafter defined), each Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder, as set forth in Exhibit A. Such stock certificates shall be presented with stock powers duly executed in blank (or the equivalent), with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder, free and clear of any and all liens, encumbrances, charges or claims.

          1.3. Purchase Price and Payment. In consideration of the sale by the Stockholders to Buyer of the Company Shares and the cancellation by the Company of the Options held by the Optionholders and in reliance upon the representations and warranties of the Company and the Holders herein contained and made at the Closing and subject to the satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing, it will (a) deliver to each Holder the amount specified in Exhibit A and/or Exhibit B, as applicable, by bank cashier check in Boston Clearing House Funds or by wire transfer of immediately available funds and (b) deliver to the Escrow Agent ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000) (such amount, the "Escrow Amount") to be held by the Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement to be executed substantially in the form attached hereto as Exhibit C; provided, however, that the deposit of each Holder's pro rata portion of the Escrow Amount (as set forth in section 10.2(f)) shall be taken first, from the consideration to be paid to such Holder upon the cancellation of such Holder's Options and second, from the consideration to be paid to such Holder upon the sale of such Holder's shares of Common Stock, if any.

          1.4. Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at a mutually agreeable location on July 30, 1997 or at such other date as may be mutually agreed upon by the parties.

          1.5. Further Assurances. The Holders from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

          1.6. Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement, if any, will be borne and paid by the Company.

          1.7. Excluded Liabilities. It is the understanding of the Buyer that the Company and/or its Subsidiaries (as hereinafter defined) prior to the date hereof owned certain interests in the following entities: Fairview Medical Services Corporation, a Delaware corporation, Optex, Inc., a Delaware corporation, Olympic Manufacturing, Inc., a Delaware corporation and Conceptions UnLtd., a Vermont corporation (such entities hereinafter referred to collectively as the "Investment Entities"). Prior to the Closing, all interests in the Investment Entities will be transferred by the Company to Cranberry Hill Capital L.L.C. ("Investment Subsidiary"), a Subsidiary of the Company. Notwithstanding the purchase by Buyer of the Company Shares, the Company and the Holders acknowledge that Buyer will not assume any liabilities (hereinafter referred to as the "Excluded Liabilities") of the Company or its Subsidiaries or of the Holders associated with or related to such entities, including without limitation, relating to (i) the ownership by the Company or its Subsidiaries of any interest in the Investment Entities or (ii) the transfer of the interests in the Investment Entities to Investment Subsidiary. Buyer acknowledges that following the Closing the interests of the Investment Entities held by Investment Subsidiary shall be distributed, or the interests in Investment Subsidiary shall be distributed to certain current and/or former employees of the Company in the discretion of Dwight L. Gertz and Pat Flynn, with prior consultation with Gresham Brebach.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE REPRESENTING
           PARTIES.

          2.1. Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Holders other than Science Application International Corporation ("SAIC"), Fairview Medical Services Corporation ("Fairview") and George Bennett (individually, a "Representing Party" and collectively, the "Representing Parties") jointly and severally hereby make to Buyer the representations and warranties contained in this
Section 2; provided, however, that all references to any particular Schedule shall be deemed to include material referred to in other Schedules; and provided further, that no Representing Party shall have any right of indemnity or contribution from the Company with respect to any breach of representation or warranty hereunder.

          2.2. Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Organization as amended to date, certified by the Massachusetts Secretary of State, and of the Company's by-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Organization or By-laws. The Company is duly qualified to do business as a foreign corporation in California, Connecticut, Florida, Kansas, Maine, Minnesota, New Hampshire, New York, Ohio, Pennsylvania, Rhode Island, Vermont and Virginia and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which failure to be so licensed or qualified would have a material adverse effect on the Company.

          2.3. Capital Stock of the Company; Beneficial Ownership.

               (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 per share, of which 1,216,921 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 8,783,079 shares are authorized but unissued. Other than as set forth on Exhibit B, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock has been issued in violation of any federal or state law. Except as set forth in

Schedule 2.3 attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Holders is a party. No person, together with any entity controlled by such person, controlling such person or under common control with such person, owns more than fifty percent (50%) of the capital stock of the Company.

               (b) The Company has adopted the Symmetrix, Inc. 1988 Stock Option Plan (the "Option Plan") which provides for the issuance of up to 1,415,298 shares of Common Stock. As of the date hereof, options to purchase 1,025,558 shares of Common Stock have been granted and are outstanding under the Option Plan to the persons, in the amounts and at the exercise prices set forth in Exhibit B and no options have been exercised.

          2.4. Subsidiaries. The Company's subsidiaries and investments in any other corporation or business organization are listed in Schedule 2.4 (collectively, the "Subsidiaries" or individually, a "Subsidiary," however, for purposes of this Agreement, the Investment Entities shall not be considered to be Subsidiaries of the Company). Except as set forth in Schedule 2.4, each Subsidiary of the Company is a duly organized, validly existing corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Except as disclosed in Schedule 2.4, all of the outstanding shares of capital stock of each Subsidiary are owned beneficially and of record by the Company free of any lien, restriction or encumbrance and said shares have been duly and validly issued and are outstanding, fully paid and non-assessable. The copies of each of the Subsidiaries' Articles of Organization (or comparable document) as amended to date, certified by the Secretaries of State of each jurisdiction in which such Subsidiaries are organized and of each of the Subsidiaries' by-laws, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. None of the Subsidiaries is in violation of any term of its Articles of Organization (or comparable document) or by-laws. Except as set forth on Schedule 2.4, each Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where such qualification is required and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction. Except as disclosed in Schedule 2.4, there are no outstanding warrants, options or other rights to purchase or acquire any of the shares of capital stock of any Subsidiary, or any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. To the knowledge of the Representing Parties, the operations of each of the Investment Entities and the interest of the Company in the Investment Entities is as set forth on Exhibit D.

          2.5. Authority of the Company. The Company has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this

Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company or the Holders is required in connection therewith.

          This Agreement and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the Articles of Organization or by-laws of the Company;

                    (ii) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Shares, except as specifically identified on Schedule 2.5.

          2.6. Real and Personal Property.

               (a) Real Property. Neither the Company nor any of its Subsidiaries owns any real property. All of the real property leased by the Company or any of its Subsidiaries is identified on Schedule 2.6(a) (herein referred to as the "Leased Real Property").

                    (i) Leases. All leases of Leased Real Property are identified on Schedule 2.6(a), and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties and is in full force and effect and binding and enforceable against the parties thereto. Neither the Company nor any of its Subsidiaries is in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the Company's knowledge, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                    (ii) Consents. To the knowledge of the Company and the Representing Parties, except as set forth in Schedule 2.6(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Holders will obtain or complete them before the Closing.

                    (iii) Condition of Leased Real Property. Except as set forth in Schedule 2.6(a), to the actual knowledge of the Company there are no material defects in the physical condition of any portion of the Leased Real Property and all such Leased Real Property is in good operating condition and repair, has been well maintained and is free from infestation by rodents or insects.

                    (iv) Compliance with the Law. Neither the Company nor any Subsidiary has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected. Neither the Company nor any Subsidiary has received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

               (b) Personal Property. A complete description of the machinery and equipment of the Company and each of its Subsidiaries is contained in
Schedule 2.6(b) hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company and each of its Subsidiaries has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. The personal property register included in Schedule 2.6(b) reflects all significant personal property of the Company and each of its Subsidiaries. Except as otherwise specified in Schedule 2.6(b) hereto, all leasehold improvements, furnishings, machinery and equipment of the Company and each of its Subsidiaries presently necessary to the conduct of the business of the Company and its Subsidiaries as such business is currently being conducted are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. None of the Representing Parties has received notice of any such law, ordinance or regulation which could adversely affect the Company, any of its Subsidiaries or any of their businesses.

          2.7. Financial Statements.

               (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.7: consolidated balance sheets of the Company and its Subsidiaries for its fiscal years ending on May 31, 1994, 1995 and 1996 and statements of income, retained earnings and cash flows for the three years then ended, of which the consolidated statements for fiscal years 1994 and 1995 are certified by Price Waterhouse and the consolidated statements for fiscal year 1996 are certified by BDO Seidman, LLP, independent public accountants. The Company has also delivered to Buyer a consolidated balance sheet of the Company and its Subsidiaries for the interim period ending March 31, 1997 (a copy of which is included in Schedule 2.7) which is hereinafter referred to as the "Base Balance Sheet." Said financial statements, and the pro forma balance sheet and income statement prepared by the Company as of July 23, 1997, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and said financial statements, present fairly in all material respects the financial condition of the Company and each of its Subsidiaries at the dates of said statements and the results of its operations for the periods covered thereby, and all other unaudited financial information provided by the Company to Buyer since the date of the Base Balance Sheet presents fairly and completely the information purported to be shown thereon.

               (b) As of the date of the Base Balance Sheet, neither the Company nor any Subsidiary had any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date of the Base Balance Sheet), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to Buyer hereunder as of the date hereof.

               (c) All projected operating results for fiscal year 1997 which have previously been supplied by the Company to Buyer have been prepared in good faith on the basis of assumptions by the Company which the Company believed were reasonable at the time of the preparation of such projections.

               (d) As of the date hereof and as of the Closing, neither the Company nor any Subsidiary has had and will have any liabilities of any nature, whether accrued, absolute or contingent (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or any Subsidiary or the conduct of their business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the



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

date hereof, or (iii) incurred in the ordinary course of business of the Company or any Subsidiary consistent with the terms of this Agreement.

          2.8. Taxes.

               (a) The Company and each of its Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

               (b) The Company and each of its Subsidiaries has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company and its Subsidiaries for taxable periods ended on or after May 31, 1992 is set forth in Schedule 2.8 attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company and its Subsidiaries ended on or after May 31, 1992, the Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries.

               (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of any Representing Party, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file reports and returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes. Neither the Company nor any Subsidiary has ever entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

               (d) Except as set forth in Schedule 2.8 attached hereto, there has not been any audit of any tax return filed by the Company or any Subsidiary, no such audit is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.8, no extension of time with respect to any date on which a tax return was or is to be filed by the Company or any Subsidiary is in force, and no waiver or agreement by the

Company or any Subsidiary is in force for the extension of time for the assessment or payment of any Taxes.

               (e) Neither the Company nor any Subsidiary has ever been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.8, neither the Company nor any Subsidiary has ever filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.8, neither the Company nor any Subsidiary owns and has ever owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in
Schedule 2.8 attached hereto, neither the Company nor any Subsidiary is a party to any tax sharing agreement.

               (f) The Company has never made any payments and is not obligated to make any payments that would be deemed to an excess parachute payment under section 280G of the Code.

               (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

          2.9. Accounts Receivable. All of the accounts receivable of the Company or any Subsidiary shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set off or counterclaim. Neither the Company nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or any Subsidiary or from any director, officer or employee of the Company or any Subsidiary, except as disclosed on Schedule 2.9 hereto, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing, except as disclosed on Schedule 2.9.

          2.10. Intentionally Omitted.

          2.11. Absence of Certain Changes. Except as disclosed in Schedule 2.11 attached hereto, since the date of the Base Balance Sheet there has not been:

               (a) Any change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of the Company or any of its Subsidiaries, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company or any of its Subsidiaries;

               (b) Any contingent liability incurred by the Company or any of its Subsidiaries as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company or any of its Subsidiaries;

               (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the date hereof or will remain on the date of the Closing;

               (d) Any obligation or liability of any nature, whether accrued, absolute or contingent (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or any of its Subsidiaries or the conduct of the business of the Company or any of its Subsidiaries since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company or any of its Subsidiaries other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

               (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its Subsidiaries other than in the ordinary course of business;

               (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company or any of its Subsidiaries;

               (g) Any declaration, setting aside or payment of any dividend by the Company or any of its Subsidiaries, or the making of any other distribution in respect of the capital stock of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of its own capital stock;

               (h) Any labor trouble or claim of unfair labor practices involving the Company or any of its Subsidiaries; any change in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

               (i) Any change with respect to the officers or management of the Company or any of its Subsidiaries;

               (j) Any payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

               (k) Any obligation or liability incurred by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees, other than as set forth on Schedule 2.9;

               (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company or any of its Subsidiaries;

               (m) Any other transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business; or

               (n) Any agreement or understanding whether in writing or otherwise, for the Company or any of its Subsidiaries to take any of the actions specified in paragraphs (a) through (m) above.

          2.12. Ordinary Course. Since the date of the Base Balance Sheet, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and consistently with its prior practices, except as set forth on Schedule 2.12.

          2.13. Banking Relations. All of the arrangements which the Company or any of its Subsidiaries has with any banking institution are completely and accurately described in Schedule 2.13 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

          2.14. Intellectual Property.

               (a) Except as described in Schedule 2.14, the Company and each of its Subsidiaries has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company or such Subsidiary as presently conducted or contemplated. All of the rights of the Company and each Subsidiary in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company or any Subsidiary in respect thereof. The Company and each of its Subsidiaries has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

               (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their businesses as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company or any of its Subsidiaries, are listed in Schedule 2.14. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

               (c) All licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed in
Schedule 2.14. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of the rights of the Company or any Subsidiary thereunder are freely assignable. To the knowledge of Company, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

               (d) All licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or such Subsidiary are listed in Schedule 2.14. All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of the rights of Company or any Subsidiary thereunder are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

               (e) The Company and each of its Subsidiaries has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. The Company and each of its Subsidiaries has required all professional and technical employees and other employees having access to valuable non-public information of Company and its Subsidiaries, to execute agreements under which such employees are required to convey to the Company or a Subsidiary ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has made any such information available to any person other than employees of Company and its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company has no knowledge of any infringement by others of any Intellectual Property rights of the Company or any Subsidiary.

               (f) The present and contemplated business, activities and products of the Company and its Subsidiaries do not infringe any Intellectual Property of any other person. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee of Company or any of its Subsidiaries. Except as set forth in Schedule 2.14, neither the Company or any Subsidiary nor, to the knowledge of any Representing Party, any of their employees have any agreements or arrangements with any persons other than the Company or its Subsidiaries related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company or any Subsidiary do not violate any such agreements or arrangements known to the Company.

          2.15. Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.15 (true and complete copies of which have been delivered to Buyer), neither the Company nor any of its Subsidiaries is a party to or subject to:

               (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

               (b) any employment contract or contract for services which requires the payment of more than $25,000 annually or which is not terminable within 30 days by the Company or a Subsidiary without liability for any penalty or severance payment;

               (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $25,000 each;

               (d) any contract or agreement with a client or customer of the Company or any of its Subsidiaries providing for an aggregate payment by such client or customer of more than $25,000;

               (e) any other contracts or agreements creating any obligations of the Company or any of its Subsidiaries of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

               (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

               (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or a Subsidiary or their successors within one year after the date hereof;

               (h) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

               (i) any contract with any sales agent or distributor of products of the Company or any of its Subsidiaries;

               (j) any contract containing covenants limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or entity;

               (k) any contract or agreement for the purchase of any fixed asset for a price in excess of $25,000 whether or not such purchase is in the ordinary course of business;

               (l) any license agreement (as licensor or licensee);

               (m) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

               (n) any contract or agreement with any officer, employee, director or stockholder of the Company or any of its Subsidiaries or with any persons or organizations controlled by or affiliated with any of them.

          Neither the Company nor any of its Subsidiaries is in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

          2.16. Litigation. Schedule 2.16 hereto lists all currently pending litigation and governmental or administrative proceedings or investigations to which the Company or any of its Subsidiaries is a party. Except for matters described in Schedule 2.16, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of any Representing Party, threatened against the Company or any of its Subsidiaries or their affiliates which may have any adverse effect on the properties, assets, prospects, financial condition or business of the Company or any Subsidiary or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. Except as described in Schedule 2.16, there have been no claims made or threatened by a client or customer of the Company or any of its Subsidiaries nor to the knowledge of any Representing Party, are there any such claims that may be asserted. With respect to each matter set forth therein,
Schedule 2.16 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

          2.17. Compliance with Laws. Except as set forth in Schedule 2.17 hereto, the Company and each of its Subsidiaries is in compliance with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or any Subsidiary or to the conduct of its business, except where noncompliance with such statue, ordinance, order, judgement, decree, rule or regulation would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

          2.18. Insurance. The physical properties and assets of the Company and each of its Subsidiaries are insured to the extent disclosed in Schedule 2.18 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and each Subsidiary and is sufficient for compliance by the Company and each Subsidiary with all requirements of law and all agreements and leases to which the Company or any Subsidiary is a party.

          2.19. Warranty or Other Claims. There are no existing or threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company or any of its Subsidiaries for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.19 hereto. No claim has been asserted against the Company or any of its Subsidiaries for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

          2.20. Powers of Attorney. Neither the Company, any Subsidiary or, to the knowledge of any Representing Party, no Holder has any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement.

          2.21. Finder's Fee. Neither the Company nor any of its Subsidiaries has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          2.22. Permits: Burdensome Agreements. Schedule 2.22 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company and each of its Subsidiaries to conduct its business. The Company and each of its Subsidiaries has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.22 or in any other Schedule hereto, neither the Company nor any of its Subsidiaries is subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

          2.23. Corporate Records; Copies of Documents. The corporate record books of the Company and each of its Subsidiaries accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company and each of its Subsidiaries, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

          2.24. Transactions with Interested Persons. Except as set forth in
Schedule 2.24 hereto, neither the Company, any of its Subsidiaries, any Holder, officer, supervisory employee or director of the Company or any of its Subsidiaries owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries.

          2.25. Employee Benefit Programs.

               (a) Schedule 2.25 lists every Employee Program (as defined below) that has been maintained (as defined below) by the Company or any of its Subsidiaries at any time during the three-year period ending on the date of the Closing.

               (b) Each Employee Program which has ever been maintained by the Company or any of its Subsidiaries and which has at any time been intended to qualify under Section 401 (a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

               (c) The Company does not know and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Company or any of its Subsidiaries. With respect to any Employee Program ever maintained by the Company or any of its Subsidiaries, there has occurred no "prohibited transaction," as defined in
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company, any Subsidiary, or Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

               (d) Neither the Company, any Subsidiary or any Affiliate (as defined below) has ever maintained any Employee Program which has been subject to title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

               (e) With respect to each Employee Program maintained by the Company or any Subsidiary within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

               (f) Each Employee Plan listed on Schedule 2.25 may be amended, terminated, modified or otherwise revised prospectively by the Company including the elimination of any and all future benefit accruals under any Employee Plan.

               (g) For purposes of this section:

                    (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                    (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such

          Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                    (iii) An entity is an "Affiliate" of the Company or a Subsidiary if it would have ever been considered a single employer with the Company or any of its Subsidiaries under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any of its Subsidiaries for purposes of ERISA Section 302(d)(8)(C).

                    (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

          2.26. Environmental Matters.

               (a) Except as set forth in Schedule 2.26 hereto, (i) neither the Company nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below);
(ii) to the knowledge of the Representing Parties, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries, or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Representing Parties, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place; (iv) to the knowledge of the Representing Parties, neither the Company nor any of its Subsidiaries presently owns, operates, leases, or uses, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

               (b) Except as set forth in Schedule 2.26 hereto, (i) to the knowledge of the Representing Parties, neither the Company nor any of its Subsidiaries has any liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) to the knowledge of the Representing Parties, the Company and each of its Subsidiaries, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) neither the Company or any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any of its Subsidiaries has any reason to believe that any of the items enumerated in clause of this subsection will be forthcoming.

               (c) Except as set forth in Schedule 2.26 hereto, to the knowledge of the Representing Parties, no site owned, operated, leased, or used by the Company or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs; or any urea formaldehyde foam insulation.

               (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company or any of its Subsidiaries concerning any environmental or health and safety matter relevant to the Company or any of its Subsidiaries, whether generated by the Company, its Subsidiaries, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

               (e) For purposes of this Section 2.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include Company, each of its Subsidiaries and all other entities for whose conduct the Company or any of its Subsidiaries is or may be held responsible under any Environmental Law.

          2.27. List of Directors and Officers. Schedule 2.27 hereto contains a true and complete list of all current directors and officers of the Company and each of its Subsidiaries. In addition, Schedule 2.27 hereto contains a list of all managers, employees and consultants of the Company and any Subsidiary who, individually, have received or are scheduled to receive compensation from the Company or any of its Subsidiaries for the fiscal year ending May 31, 1996 or May 31, 1997, in excess of $20,000. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

          2.28. Disclosure. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. There are no facts which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of the Company or any of its Subsidiaries which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company and each of its Subsidiaries operate.

          2.29. Non-Foreign Status. Neither the Company nor any of its Subsidiaries is a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

          2.30. Backlog. As of the date hereof, the Company and each of its Subsidiaries has a backlog of firm orders for the sale or lease of products or services, for which revenues have not been recognized by the Company or any Subsidiary, as set forth in Schedule 2.30.

          2.31. Employees; Labor Matters. The Company and its Subsidiaries employ a total of approximately one hundred and four (104) full-time employees and four (4) part-time employees and generally enjoy good employer-employee relationships. Neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company, any Subsidiary nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule
2.31. Neither the Company nor any Subsidiary has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. The Company and each of its Subsidiaries is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company or any of its Subsidiaries. No question concerning representation exists respecting any employees of the Company or any of its Subsidiaries. There are no grievances, complaints or charges that have been filed against the Company or any of its Subsidiaries under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or any of its Subsidiaries or the conduct of their respective businesses, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company and each of its Subsidiaries is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

          2.32. Customers, Distributors and Suppliers. Schedule 2.32(a) sets forth any customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than $25,000 in revenue for the Company and its Subsidiaries on a consolidated basis for each of the twelve months ended May 31, 1995, May 31, 1996 and May 31, 1997 (collectively, the "Customers and Distributors"). Schedule 2.32(b) lists all of the suppliers of the Company and each of its Subsidiaries to whom during each of the fiscal years ended May 31, 1996 and May 31, 1997 the Company or any of its Subsidiaries made payments aggregating $25,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of the Company and each of its Subsidiaries with its Customers, Distributors and Suppliers are good commercial working relationships. No Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated (other than in accordance with the terms of a valid contract) its relationship with the Company or any Subsidiary, or has during the last twelve months decreased materially its services, supplies or materials to the Company or any such Subsidiary or its usage or purchase of the services or products of the Company or any Subsidiary, nor to the knowledge of Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

          2.33. Transfer of Shares. Other than as set forth in Schedule 2.33, no holder of stock of the Company or any Subsidiary has at any time transferred any of such stock to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee.

          2.34. Stock Repurchase. Other than as set forth in Schedule 2.34, neither the Company nor any Subsidiary has redeemed or repurchased any of its capital stock.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE HOLDERS.

          As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Holder hereby severally, but not jointly, makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Holder. No Holder shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any representation or warranty hereunder.

          3.1. Company Shares and Options. If such Holder is a Stockholder, such Holder owns of record and beneficially the number of the Company Shares set forth opposite such Holder's name in Exhibit A. Such Company Shares are or will be, and when delivered by such Stockholder to Buyer pursuant to this Agreement will be, free and clear of any and all liens, encumbrances, charges or claims. If such Holder is an Optionholder, such Holder owns the number of Options set forth opposite such Holder's name in Exhibit B. Such Options are or will be, and when canceled by the Company pursuant to this Agreement will be, free and clear of any and all liens, encumbrances, charges or claims.

          3.2. Authority. Such Holder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Holder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by such Holder pursuant to this Agreement constitutes a valid and binding obligation of such Holder, enforceable in accordance with their respective terms, and has been duly authorized by all necessary corporate action of each Holder which is a corporation, and such Holder has full power and authority to transfer, sell and deliver the Company Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the organizational documents of any Holder which is not a natural person, or any laws of the United States or any state or other jurisdiction applicable to such Holder, or require such Holder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Holder is a party or by which the property of such Holder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or any Subsidiary or on Company Shares owned by such Holder.

          3.3. Finder's Fee. Such Holder has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          3.4. Agreements. Other than as set forth on Schedule 3.4, each such Holder who is employed by the Company or any Subsidiary is not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company or a Subsidiary, other than any such agreement that may be entered into in connection with such Holder's employment by the Company or such Subsidiary. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Holder is a party relating to the business of the Company or any Subsidiary or to such Holder's rights and obligations as a stockholder, optionholder, director or officer of the Company or any Subsidiary. Other than as set forth on Schedule 3.4, such Holder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary, or any organization which has a contract or arrangement with the Company or any Subsidiary. Other than as set forth on Schedule 3.4, such Holder has not at any time transferred any of the stock of the Company or any Subsidiary held by or for such holder to any employee of the Company or any Subsidiary, which transfer constituted or could be viewed as compensation for services rendered to the Company or any Subsidiary by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company or any Subsidiary to which such Holder is a party.

SECTION 4. COVENANTS OF THE COMPANY AND THE REPRESENTING PARTIES.

          4.1. Making of Covenants and Agreements. The Representing Parties jointly and severally hereby make the covenants and agreements set forth in this
Section 4 and the Holders who are Representing Parties agree to cause the Company and its Subsidiaries to comply with such agreements and covenants. No Representing Party shall have any right of indemnity or contribution from the Company or any Subsidiary with respect to the breach of any covenant or agreement hereunder.

          4.2. Conduct of Business. Between the date of this Agreement and the date of the Closing, the Company and each of its Subsidiaries will:

               (a) Use reasonable efforts to conduct its business only in the ordinary course consistent with past operations and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

               (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $25,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

               (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

               (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, by-laws or authorized or issued capital stock (other than upon the exercise of Options as contemplated by this Agreement);

               (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

               (f) Refrain from making any change in the compensation (whether salary or bonus) payable or to become payable to any of its executive officers other than changes made in the ordinary course of business consistent with past practice pursuant to compensation plans or agreements existing as of April 27, 1997 and use all reasonable efforts in the ordinary course of business to maintain the Company's workforce at its current level and make no material adjustment in wages or hours of work, nor enter into any amendments to any material employment agreement, or adopt any new Employee Program or other benefit or severance plan (other than as set forth on Schedule 4.2);

               (g) Refrain from entering into any arrangement or amending any existing arrangement between the Company and any officer, director or Holder (or any entity affiliated with such persons);

               (h) Refrain from prepaying any loans (if any) from its stockholders, officers or directors, borrowing any funds or making any other change in its borrowing arrangements;

               (i) Use its commercially reasonable efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

               (j) Use its commercially reasonable efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

               (k) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule 2.18 hereto or equivalent insurance with any substitute insurers approved in writing by Buyer;

               (l) Maintain the Working Capital of the Company in the ordinary course of business at levels consistent with past operations;

               (m) Furnish Buyer with unaudited monthly balance sheets and statements of income and retained earnings and cash flows of the Company and each of its Subsidiaries on a consolidated and consolidating basis within fifteen (15) days after each month end for each month ending more than fifteen
(15) days before the Closing;

               (n) Permit Buyer and its authorized representatives to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

          4.3. Authorization from Others. Prior to the date of the Closing, the Holders, the Company and each Subsidiary will use its commercially reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by the Holders, the Company and its Subsidiaries of the transactions contemplated by this Agreement.

          4.4. Notice of Default. Promptly upon the occurrence of, or promptly upon the Company or a Representing Party becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default of any of the representations, warranties or covenants of the Company or the Representing Parties contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company or the Representing Parties shall give detailed written notice thereof to Buyer and the Company and the Representing Parties shall use their commercially reasonable efforts to prevent or promptly remedy the same.

          4.5. Consummation of Agreement. The Company and each of the Holders shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors.

          4.6. Cooperation of the Company and Holders. The Company and each of the Holders shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

          4.7. Non-Solicitation.

               (a) Each Holder, subject to the qualification set forth in subsection (b) of this Section, shall refrain, for a period of two (2) years from the date of the termination of the employment of the Holder, from soliciting or encouraging any employee of Buyer, the Company or any Subsidiary to terminate his or her employment by Buyer, the Company or any Subsidiary and to become employed by such Holder, or any business or entity with which such Holder is affiliated as an owner, investor, lender or in any other capacity. In addition, for a period of two (2) years from the date of the termination of the employment of the Holder, each Holder, subject to the qualification set forth in subsection (b) of this Section, shall refrain from soliciting (i) any client of Buyer, the Company or any Subsidiary, or (ii) any prospective client of Buyer, the Company or any Subsidiary with whom such Holder had contact while employed by Buyer, the Company or any Subsidiary for consulting services such as those rendered by the Company prior to the Closing.

               (b) Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that George Bennett and the Company shall be bound by the terms of the Non-Competition and Endorsement Agreement presently existing between the Company and George Bennett and, further, that such Non-Competition and Endorsement Agreement shall be the sole and exclusive limitation on any activities of George Bennett with respect to such non-solicitation and non-competition matters as are contemplated by subsection
(a) of this Section.

               4.8. No Solicitation of Other Offers. Neither the Company, the Subsidiaries, the Holders, nor any of their officers, directors, agents, employees or representatives will, directly or indirectly, solicit, encourage, assist, initiate discussions or engage in negotiations with, provide any information concerning the operations, properties or assets of the Company to, entertain or enter into any agreement or transaction with, any person, other than Buyer, relating to the possible acquisition of the Company Shares, the Company, any Subsidiary or any of their assets, except for the sale of assets in the ordinary course of business of the Company and its Subsidiaries consistent with the terms of this Agreement. If such a proposal is received, the Company and its Board of Directors will promptly notify Buyer of the terms of such proposal and the identity of the party making the proposal.

          4.9. Confidentiality. The Company and the Holders agree that, unless and until the Closing has been consummated, each of the Company, its Subsidiaries, the Holders and their officers, directors, agents, employees and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company, any Subsidiary or the Holders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, the Company, its Subsidiaries and the Holders will return to Buyer (or certify that they have destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, its Subsidiaries or the Holders in connection with the transaction.

          4.10. Tax Returns. The parties shall cooperate with each other to permit the Company and its Subsidiaries in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company and its Subsidiaries and shall cooperate with respect to all tax matters, including, but not limited to, any federal or state tax audit.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

          5.1. Making of Representations and Warranties. As a material inducement to the Company and the Holders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Holders contained in this
Section 5.

          5.2. Organization of Buyer. Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

          5.3. Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                    (i) does not and will not violate any provision of the certificate of formation or operating agreement of Buyer;

                    (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

                    (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer and its parent and affiliated organizations on a consolidated basis.

          5.4. Litigation. There is no litigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

          5.5. Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

          5.6. Available Funds. Buyer has sufficient capital available to consummate the transactions contemplated by this Agreement and is not relying on obtaining additional financing in connection with such transactions.

SECTION 6. COVENANTS OF BUYER.

          6.1. Making of Covenants and Agreement. Buyer hereby makes the covenants and agreements set forth in this Section 6.

          6.2. Confidentiality. Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, agents, employees and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from the Company or the Holders with respect to the business or financial condition of the Company and its Subsidiaries except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of the Company or its Subsidiaries or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction.

          6.3. Consummation of Agreement. Buyer shall use its commercially reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this agreement, to the end that the transactions contemplated by this agreement shall be fully carried out. To this end, Buyer will obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors.

SECTION 7. CONDITIONS.

          7.1. Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company and the Representing Parties contained in Section 2 shall be true and correct in all material respects as of the date of this Agreement and as of the date of the Closing as though made on and as of the Closing; and the Company and each of the Holders shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

               (b) No Material Change. There shall have been no material adverse change in the business, properties, assets, results of operations, financial condition, liabilities, or prospects of the Company or any Subsidiary since the date hereof, whether or not in the ordinary course of business.

               (c) Certificate from Officers. The Holders shall have delivered to Buyer a certificate of the Company's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph
(a) and (b) above in this Section 7.1 are true and correct.

               (d) Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company and the Holders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Holders and the Company and the fulfillment of their respective covenants.

               (e) Approval of Schedules. The Company and the Holders shall have delivered and Buyer shall have approved all Schedules to this Agreement.

               (f) Escrow Agreement. Each of the Company, Buyer, the Holders and the Escrow Agent shall have executed and delivered the Escrow Agreement, substantially in the form attached hereto as Exhibit C.

               (g) Opinion of Counsel. On the date of the Closing, Buyer shall have received from McDermott, Will and Emery as special counsel for the Company, an opinion as of said date, in form attached hereto as Exhibit E.

               (h) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Company or any Subsidiary or Holder or any material adverse change in the laws or regulations applicable to the Company or any Subsidiary.

               (i) Consents. The Company or the Holders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, its Subsidiaries or the Holders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company and its Subsidiaries by Buyer subsequent to the Closing; and the Company, the Holders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and each Subsidiary and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any material indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

               (j) Employment Agreements. Each of Dwight L. Gertz and Pat Flynn shall have executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit F attached hereto.

               (k) FIRPTA Withholding. At or prior to the Closing, Buyer shall have received from the Company an affidavit as provided in Section 1445(b)(3) of the Code and Section 1.1445-2(c) of the Treasury Regulations in the form attached hereto as Exhibit G attached hereto.

               (l) Transfer of Investments. The Company shall have transferred all interests held by the Company or any of its Subsidiaries in any of the Investment Entities to Investment Subsidiary in a manner acceptable to Buyer.

               (m) Business Relations. Buyer shall be reasonably satisfied with the Company's business relations based on personal interviews with the Customers, Distributors and Suppliers.

               (n) Massachusetts Tax Certificate. At or prior to the Closing, Buyer shall have received from the Company a certificate of payment/good standing from the Commissioner of Revenue as provided in Massachusetts General Laws Chapter 62C, Section 44(a).

               (o) Employee Programs. The Company shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.25 not withstanding the purchase of the Company Shares by Buyer.

               (p) Resignations. The Company shall have delivered to Buyer the resignations of all of the Directors of the Company and each Subsidiary and of such officers of the Company and any Subsidiary as may be requested by Buyer at least five days prior to the Closing, such resignations to be effective at the Closing.

               (q) Termination of Agreements. The following agreements shall have been terminated in accordance with their terms: the Symmetrix, Inc. Shareholders Agreement dated as of August 22, 1995, the Preemptive Rights Agreement dated as of August 22, 1995, the Stock Pledge Agreement dated as of August 22, 1995 by and between George Bennett and SAIC, the Stock Pledge Agreement dated as of August 22, 1995 by and between Fairview Medical Services Corporation and SAIC and any employment agreements entered into by the Company.

               (r) Mass Mutual Agreement. The Company and Massachusetts Mutual Life Insurance Company shall have executed an agreement in substantially the form attached hereto as Exhibit H.

               (s) Options. The Option Cancellation Agreement shall have been executed by each Excluded Optionholder.

               (t) Landlord Consent and Estoppel. The Company shall have received from the landlord of the Company's office space located at One Cranberry Hill, Lexington, Massachusetts a Landlord Consent and Estoppel in a form reasonably satisfactory to Buyer.

               (u) Indemnification Insurance. Buyer shall have obtained insurance (the "Indemnification Insurance") for certain indemnification liabilities under Section 10 of this Agreement, such insurance to list certain parties as beneficiaries as chosen by Buyer and to be in current form and substance satisfactory to Buyer. The Company and the Holders shall cooperate as reasonably requested by Buyer in connection with obtaining such Indemnification Insurance. The cost of the premiums for the Indemnification Insurance has been deducted from the amount payable by Buyer to the Holders pursuant to Section 1.3 and such deduction is reflected on Exhibit A and Exhibit B attached hereto.

          7.2. Conditions to Obligations of the Company and the Holders. The obligation of the Company and the Holders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 5 shall be true and correct in all material respects as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to the Company and the Holders a certificate of the President or any Vice President of Buyer dated on the Closing to such effect.

               (b) Approval of the Company's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Peter Kelman as General Counsel to the Company and the Holders, and such counsel shall have received on behalf of the Company and the Holders such other certificates, opinions and documents in form satisfactory to such counsel as the Company may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

               (c) No Litigation. There shall have been no determination by the Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, the Company, any Subsidiary or any Holder.

               (d) Opinion of Counsel. On the date of the Closing, the Company and the Holders shall have received from Goodwin, Procter & Hoar LLP counsel for Buyer, an opinion as of said date, in form attached hereto as Exhibit I.

SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

          8.1. Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

                    (i) by mutual written consent of all of the parties to this Agreement;

                    (ii) by Buyer, pursuant to written notice by Buyer to the Company and the Holders, if any of the conditions set forth in Section
          7.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Company, any Subsidiary or any Holder, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

                    (iii) by the Company and the Holders, pursuant to written notice by the Company and the Holders to Buyer, if any of the conditions set forth in Section 7.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied.

          8.2. Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1, provided, however, that the provisions of this Section 8, Section 4.9. Section 6.2, Section 11.1 and Section 11.10 hereof shall survive any termination of this Agreement.

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

          9.1. Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 10 shall expire.

          9.2. Retention Bonus Pool. In the event that the Company has, on August 1, 1997, an insufficient amount of cash on hand to fund the retention bonus pool of $1,000,000 accrued in respect of the fiscal year ended May 31, 1997 and payable to participants therein on August 1, 1997 (the "Retention Bonus Pool"), Buyer agrees to provide to the Company an amount in cash equal to the Retention Bonus Pool; provided, however, that such amount to be provided by Buyer shall not exceed $1,000,000.

          9.3. Rights of First Refusal. The Company and each Holder hereby waives any rights of first refusal that such party may have with respect to the capital stock of the Company under the Symmetrix, Inc. Shareholders Agreement or any other agreement.

          9.4. Investment Entities. The parties acknowledge that subsequent to the Closing, the interests in the Investment Entities held by Investment Subsidiary as of the Closing shall be distributed, or the interests in Investment Subsidiary shall be distributed, to certain current and/or former employees of the Company. The method and timing of such distribution will be in the discretion of Dwight L. Gertz and Pat Flynn, with prior consultation with Gresham Brebach; provided, however, that Investment Subsidiary and any party to whom such distribution is made shall agree to indemnify the Company and Buyer for any liabilities relating to the Investment

Entities, including, but not limited to, liabilities relating to such distribution, in a form and in a manner acceptable to the Board of Directors of the Company. Each Holder acknowledges that the parties to whom such distribution, if any, will be made are in the discretion of the Company and such distributees may or may not include such Holder. Each Holder acknowledges that such Holder has no claim against Buyer or the Company relating to the interests in the Investment Entities. Buyer acknowledges that it has no claim or interest in or to all or any portion of the Investment Entities or Investment Subsidiary.

          9.5. Release. Each Holder hereby releases and discharges

                    (i) the Company and Buyer and any and all affiliates of the Company and Buyer and any of their respective successors and assigns, of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities of every kind and nature, including claims and causes of action both in law and in equity, and

                    (ii) each of the present and former stockholders, directors, officers, employees, attorneys and agents of the Company, and any of their respective successors and assigns (each, together with the Company and Buyer, a "Released Party"), of and from any and all commitments, indebtedness, suits, demands, obligations and liabilities relating to the business of the Company and Buyer and relating to this transaction, including claims and causes of action both in law and in equity, which such Holder and/or his heirs, executors, administrators, successors or assigns ever had, now has or, to the extent arising from or in connection with any action, omission or state of facts taken or existing on or prior to the date hereof or prior to the Closing, or may have after the date hereof or after the Closing, against any Released Party, whether asserted, unasserted, absolute, contingent, known or unknown, including without limitation commitments, obligations, liabilities and claims arising under or pursuant to (1) the articles of incorporation and by-laws or similar organizational documents, as amended through the date hereof and through the date of the Closing of the Company, (2) any contracts to which such Holder and any Released Party are parties, including, without limitation, the Symmetrix, Inc. Shareholders Agreement, dated as of August 22, 1995, as amended (the "Shareholders Agreement") and the agreement, if any, between such Holder and the Company, with respect to the employment of such Holder prior to the date of the Closing, (3) the interests of the Company in the Investment Entities; provided, however, that such Holder does not release any Released Party from (A) commitments, obligations, liabilities and claims arising under or pursuant to the following provisions of this Agreement: Section 1 (Sale of Shares and Purchase Price),
Section 5 (Representations and Warranties of Buyer), Sections 9.2 and 9.4,
Section 10 (Indemnification) and Section 11 (Miscellaneous), (B) commitments, obligations, liabilities and claims arising under or pursuant to the employment agreement, if any, entered into by such Holder and Buyer or the Company pursuant to the Stock Purchase Agreement, (C) commitments, obligations, liabilities and claims arising under or pursuant to agreements entered into after the date hereof with the written consent of the Company, (D) any claims for accrued vacation benefits and claims for compensation earned prior to the date of the Closing, (E) any claims relating to the right of such Holder to participate in the gainsharing payments or payments made in lieu thereof made by Massachusetts Mutual as contemplated by Exhibit H, (F) any claims relating to a purchase order for services to be rendered by or for the Company or any other Holder, (G) any claims relating to that certain letter agreement dated as of the date hereof between the Company and Buyer relating to certain tax matters, (H) commitments, obligations, liabilities and claims arising under or pursuant to the Non-Competition and Endorsement Agreement dated as of August 25, 1995 by and between the Company and George Bennett, (I) commitments, obligations, liabilities and claims arising under or pursuant to the Fairview Stockholders Agreement dated as of May 8, 1997 and (J) any claims against another Holder relating to any obligation, understanding or agreement with such other Holder which obligation, understanding or agreement is not related to the transaction contemplated by this Agreement.

           Such Holder represents and warrants to each Released Party that he
(i) has received such information as he has deemed relevant regarding the properties, assets, business, condition (financial or otherwise), results of operations or prospects of the Company and its affiliates, (ii) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her sale of equity interests in the Company hereunder and/or has engaged and consulted with one or more advisers with such capabilities, (iii) has been afforded the opportunity to ask questions and receive answers from management of the Company and its advisers regarding the transactions contemplated by this Agreement and the properties, assets, business, condition (financial and otherwise), results of operations and prospects of the Company, (iv) understands and acknowledges that certain members of management of the Company as selected by the Buyer in its sole discretion, (each, a "Manager"), may be offered incentive compensation and/or other interests in the Company and/or its affiliates to which such Holder will not be entitled unless he is selected as a Manager and that certain Managers may enter into employment agreements with the Buyer and/or the Company, (v) understands and acknowledges that he has received no guarantee, promise or assurance, and has no understanding or expectation, that he will be named as a Manager, and
(vi) understands that the prospects of the Company and its affiliates and the value of the Company and its affiliates may improve significantly and that he may not participate in any such improvement after the date hereof, although there is no assurance that such improvement will occur. In furtherance and not in limitation of the foregoing, such Holder represents that he has read carefully, fully understood, and if appropriate, discussed with his legal and financial advisers, (A) materials described in clause (i) above and, (B) the financial statements and projections set forth in Schedule 2.7 to this Agreement and such Holder hereby represents that he has not relied upon any representations, warranties or agreements of any person other than those set forth in this Agreement. Such Holder hereby acknowledges that he has been informed that from time-to-time the Company has discussed or received indications of interest from third parties regarding possible acquisitions, joint ventures or additional types of financing, including a possible public offering, for the Company ("Financing Transactions"). Such Holder acknowledges that (x) the Company internally considers Financing Transactions on an ongoing basis as part of its strategic planning process and its obligation to consider the financial impact of any such proposal on its stockholders; and (y) that the Company in the future may enter into one or more Financing Transactions which could result in a valuation for the Company Shares being sold by such Holder which is higher or lower than the purchase price being paid by the Buyer for the Shares and that such Holder will not participate in any such Financing Transactions, although there is no assurance that any such Financing Transaction will occur. Such Holder understands and acknowledges that certain Managers may acquire equity in the Company and may be entitled to participate in any improvements in the value and prospects of the Company and its affiliates and in Financing Transactions, if any.

          Such Holder acknowledges and agrees that the provisions hereof are reasonable in context and scope, are a material condition to the Company's willingness to enter into and effect this Agreement and effect the transactions contemplated hereby and are intended to be and shall be enforced to the full extent set forth herein.

          9.6. Indemnification Insurance. The Holders shall cooperate as reasonably requested in connection with maintaining the Indemnification Insurance in full force and effect until the date which is the later of (i) the date on which any outstanding claim for indemnification made prior to the date that is three (3) years from the date of the Closing by the Buyer Indemnified Parties is finally and completely resolved and (ii) three (3) years from the date of the Closing.

SECTION 10. INDEMNIFICATION.

          10.1. Indemnification by the Holders. The Holders jointly and severally agree subsequent to the Closing to indemnify and hold the Company, the Subsidiaries, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (other than the Holders, except to the extent of liabilities incurred in their capacities as such an officer, director, partner or employee) (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

               (a) fraud, intentional misrepresentation or the cause or knowledge of a deliberate or willful breach by the Representing Parties of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto (collectively, "Fraud Claims");

               (b) any breach of any representation or warranty of the Representing Parties set forth in Section 2.2, 2.3, 2.4 or 2.5 of this Agreement (collectively, "Ownership and Authority Claims");

               (c) any liability of the Company or any Subsidiary for Taxes arising from an event or transaction prior to the Closing which have not been paid or provided for or reserved against by the Company or a Subsidiary and any breach of the representations and warranties set forth in Section 2.8 hereof and any covenant with respect to Taxes or tax related matters, including without limitation, any increase in net Taxes due to the unavailability of any loss or deduction claimed by the Company or a Subsidiary prior to the Closing, but not including liabilities for Taxes related to the Excluded Liabilities (collectively, "Tax Claims");

               (d) any liability of the Company, any Subsidiary or Buyer with respect to the Excluded Liabilities (collectively, "Excluded Liability Claims"); and

               (e) other than Fraud Claims, Ownership and Authority Claims, Tax Claims or Excluded Liability Claims, any other breach of any representation, warranty or covenant of the Representing Parties under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants (collectively, "General Claims").

          Each Holder severally, but not jointly, agrees subsequent to the Closing to indemnify and hold all Buyer Indemnified Parties harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon fraud, intentional misrepresentation or any breach (whether or not deliberate or willful) of any representation or warranty of such Holder contained in Section 3, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation or warranty (collectively, "Individual Claims").

          10.2. Limitations on Indemnification by the Holders. Anything contained in this Agreement to the contrary notwithstanding, the liability of the Holders to provide any indemnification to any Buyer Indemnified Party and right of Buyer Indemnified Parties to indemnification under Section 10.1 (or otherwise) shall be subject to the following provisions:

               (a) No claims for indemnification shall be made under this Agreement against any Holder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims after the date which is one year following the Closing.

               (b) No claims for indemnification shall be made under this Agreement against any Holder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to Tax Claims after the later of (i) the date which is three (3) years following the filing of the Company's fiscal 1996 federal income tax return or (ii) November 30, 1999.

               (c) Anything contained in this Agreement to the contrary notwithstanding, (i) no claims for indemnification shall be made under this Agreement against SAIC or Fairview, and no indemnification shall be payable by SAIC or Fairview, with respect to Excluded Liability Claims if all of the facts and circumstances giving rise to any such claim for indemnification arose on or after the date of Closing and (ii) no claims for indemnification shall be made under this Agreement against SAIC or Fairview, and no indemnification shall be payable by SAIC or Fairview, with respect to Excluded Liability Claims on or after the date that is two (2) years after the Closing; provided, however, that nothing in this Section 10.2(c) shall be deemed to amend or modify the provisions of Section 10.1 (other than Section 10.1(d)), Section 10.2(b), 10.2(d)(i) or 10.2(d)(ii) as such provisions relate to Tax Claims.

               (d) The aggregate amount to be payable to all Buyer Indemnified Parties for claims for indemnification shall be limited as follows:

                    (i) For claims for indemnification made prior to the date one year following the Closing pursuant to Tax Claims and General Claims, the aggregate amount to be payable to all Buyer Indemnified Parties shall in no event exceed the Escrow Amount plus the sum of ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000); provided, however, (in addition to the foregoing overall aggregate limit for all such Tax Claims and General Claims) that (A) the aggregate amount to be payable to all Buyer Indemnified Parties for such claims for indemnification pursuant to General Claims shall not exceed the Escrow Amount (and a Buyer Indemnified Party's sole and exclusive remedy and recourse for all General Claims shall be limited to the Escrow Amount pursuant to the terms of the Escrow Agreement) and (B) the aggregate amount to be payable to all Buyer Indemnified Parties for such claims for indemnification pursuant to Tax Claims shall not exceed THREE MILLION DOLLARS ($3,000,000);

                    (ii) For claims for indemnification made on or following the date one year following the Closing pursuant to Tax Claims, the aggregate amount to be payable to all Buyer Indemnified Parties shall in no event exceed the lesser of (a) THREE MILLION DOLLARS ($3,000,000) minus the aggregate amount payable or paid in respect of claims for indemnification pursuant to Tax Claims made prior to the date one year following the Closing or (b) the sum of ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000) plus any amounts distributed or distributable out of the Escrow Amount by the Escrow Agent to the Holders under the Escrow Agreement as of the date which is one year following the Closing minus the aggregate amount payable or paid in respect of claims for indemnification pursuant to Tax Claims made prior to the date one year following the Closing (other than any such amount paid out of the Escrow Amount); and

                    (iii) The aggregate amount payable to all Buyer Indemnified Parties for claims for indemnification pursuant to Non-Attributable Fraud Claims (as such term is defined below) by (i) SAIC or (ii) a Holder who receives aggregate proceeds (including any amounts deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement) for such Holder's Company Shares and Options of less than TWO HUNDRED THOUSAND DOLLARS ($200,000), shall not exceed the aggregate proceeds received by such Holder whether or not such Holder obtains any reimbursement or recovery for such amount from any other party or entity. As used in this Section 10.2(d)(iii), a "Non-Attributable Fraud Claim" as it relates to a Holder is any Fraud Claim related to which a court of competent jurisdiction (or an arbitrator if such Fraud Claim is made against the Escrow Amount and is disputed pursuant to Section 4 of the Escrow Agreement) determines that such Holder did not personally commit fraud or intentional misrepresentation or cause or have knowledge of a deliberate or willful breach of any representation, warranty or covenant under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto.

               (e) Claims for indemnification with respect to covenants to be performed post-Closing, Fraud Claims (other than as provided in Section 10.2(d)(iii)), Ownership and Authority Claims or Excluded Liability Claims (other than as provided in Section 10.2(c)) made under this Agreement by any Buyer Indemnified Party shall not be subject to the limitations set forth in this Section 10.2.

               (f) The amount to be payable by a Holder to all Buyer Indemnified Parties for claims for indemnification for General Claims shall in no event exceed such Holder's pro rata share of the Escrow Amount and the amount to be payable by a Holder (whether payable from the Escrow Account or otherwise) to all Buyer Indemnified Parties for claims for indemnification pursuant to Tax Claims shall in no event exceed such Holder's pro rata share of the total amount to be paid to all Buyer Indemnified Parties for claims for indemnification pursuant to Tax Claims. Amounts paid to Buyer Indemnified Parties from the Escrow Amount shall be treated for purposes of the foregoing as paid pro rata by each Holder. The pro rata shares of the Holders for the purposes of this Section 10.2(f) are as follows:

                       SAIC                                     28.76%
                       Fairview                                 14.77%
                       George Bennett                            6.14%
                       Patrick Flynn                            14.39%
                       John Neal                                 3.67%
                       Stewart Davis                             1.22%
                       Dwight Gertz                              2.45%
                       Don C. Hawley                            14.39%
                       Douglas Beaven                           11.51%
                       Chesley Chen                              0.94%
                       John Dove                                 0.51%
                       Jeff Mehlman                              1.25%

               (g) Anything contained in this Agreement to the contrary notwithstanding, the aggregate amount payable by SAIC to all Buyer Indemnified Parties for any claims for indemnification pursuant to Section 10.1, other than claims for indemnification pursuant to an Individual Claim or Fraud Claims (unless it is a Non-Attributable Fraud Claim, in which case Section 10.2 (d)
(iii) shall govern) shall not exceed the aggregate proceeds received by SAIC, including any amounts received from the Escrow Agent pursuant to the terms of the Escrow Agreement. After SAIC has paid the aggregate proceeds received by SAIC to the Buyer Indemnified Parties, including any amounts received from the Escrow Agent pursuant to the terms of the Escrow Agreement, whether or not SAIC obtains any reimbursement or recovery for such amounts from any other party or entity, SAIC shall have no liability or obligation to provide any indemnification to any Buyer Indemnified party (other than to provide indemnification for claims pursuant to an Individual Claim or Fraud Claims (unless it is a Non-Attributable Fraud Claim, in which case Section 10.2 (d)
(iii) shall govern)) and no Buyer Indemnified Parties shall have any right to indemnification under Section 10.1 against SAIC, except for claims pursuant to an Individual Claim or Fraud Claims (unless it is a Non-Attributable Fraud Claim, in which case Section 10.2 (d) (iii) shall govern).

          10.3. Indemnification by Buyer. Buyer agrees to indemnify and hold the Holders (individually a "Holder Indemnified Party" and collectively the "Holder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

          10.4. Limitation on Indemnification by Buyer. Notwithstanding the foregoing, no indemnification shall be payable to the Holders with respect to claims asserted pursuant to Section 10.3 above after the date which is six (6) months after the Closing and the aggregate amount to be payable to Holders pursuant to Section 10.3 shall not exceed ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000); provided, however, that the limitations set forth herein shall not apply to a claim for indemnification based upon a breach of
Section 5.2 or 5.3 or covenants to be performed post-Closing.

          10.5. Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

          10.6. Satisfaction of Holder Indemnification Obligations. In order to satisfy the indemnification obligations of the Holders for General Claims, a Buyer Indemnified Party shall have the sole right to proceed directly against the Escrow Amount as further set forth in the Escrow Agreement. In order to satisfy any other indemnification obligation of the Holders, a Buyer Indemnified Party shall have the right to (i) proceed directly against the Escrow Amount as further set forth in the Escrow Agreement; (ii) proceed directly against the Holders (in the case of Tax Claims, subject to Section 10.2(f)); (iii) if such obligation is covered by the Indemnification Insurance, make a claim against the Indemnification Insurance; or (iv) exercise all of such remedies. Anything herein contained to the contrary notwithstanding, if a Buyer Indemnified Party shall receive payment for a claim, or a portion thereof, under the Indemnification Insurance, such Buyer Indemnified Party shall have no right to receive payment from the Escrow Amount or directly from any Holder for the portion, if any, of the claim that is satisfied by payment to such Buyer Indemnified Party under the Indemnification Insurance.

SECTION 11. MISCELLANEOUS.

          11.1. Fees and Expenses.

               (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement; provided, however, that the Company shall pay expenses, not to exceed

$150,000, incurred by the Holders in connection with the transfer of the Company Shares to Buyer, but not including taxes or the costs or expenses, if any, incurred by the Optionholders in connection with the cancellation of the Options.

          11.2. Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

          11.3. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

           TO BUYER:                       Nextera Enterprises, L.L.C.
                                           One Cranberry Hill
                                           Lexington, MA 02173
                                           Attention:  Gresham T. Brebach, Jr.


           With a copy to:                 Goodwin, Procter & Hoar LLP
                                           Exchange Place
                                           Boston, MA 02109
                                           Facsimile: (617) 523-1231
                                           Attention: Kevin M. Dennis, Esq.


           TO COMPANY:                     Symmetrix, Inc.
                                           One Cranberry Hill
                                           Lexington, MA 02173
                                           Facsimile:  (617) 674-1300
                                           Attention:  Dwight L. Gertz


           With a copy to:                 Peter Kehnan, Esq.
                                           General Counsel
                                           Symnietrix, Inc.
                                           One Cranberry Hill
                                           Lexington, MA 02173
                                           Facsimile:  (617) 674-1300


           and a copy to:                  James Marcellino
                                           McDermott, Will & Emery
                                           75 State Street
                                           Boston, MA 02109

           TO SAIC:                        Science Applications International
                                           Corporation
                                           10260 Campus Point Drive
                                           San Diego, CA 92121
                                           Attention:  Aloma Avery, Esq.


           TO ANY OTHER HOLDER:            To the address last by provided by
                                           such Holder to the Company


           With a copy to:                 Peter Kelman, Esq.
                                           General Counsel
                                           Symmetrix, Inc.
                                           One Cranberry Hill
                                           Lexington, MA 02173
                                           Facsimile: (617) 674-1300

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

          11.4. Affirmation of Agreements. Buyer hereby agrees to be bound by the terms of the Company's agreement with Massachusetts Mutual Life Insurance Company executed in the form of Exhibit H, as required by Section 14 of such agreement. Buyer also hereby acknowledges the Non-Competition and Endorsement Agreement dated as of August 25, 1995 by and between the Company and George Bennett and Buyer agrees to cause the Company to perform the obligations of the Company under such agreement.

          11.5. Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

          11.6. Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to the Company and the Holders. This Agreement may not be assigned by any Holders or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          11.7. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

          11.8. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

          11.9. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

          11.10. Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

          11.11. Consent to Jurisdiction. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of Massachusetts for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

          11.12. Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Company or the Holders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company or the Holders, and Buyer does not elect to terminate under Section 8, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

          11.13. Conflict with Option Cancellation Agreement. The Holders agree that, in the event the amount payable to a Holder pursuant to the documents canceling the Options held by such Holder is less than the amount payable to such Holder as set forth on Exhibit B attached hereto, the amount payable to such Holder for the cancellation of such Holder's Options shall be the amount set forth on Exhibit B attached hereto.

          IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                            BUYER:

                                            NEXTERA ENTERPRISES, L.L.C.
                                            By:  /s/  MICHAEL P. MULDOWNEY
                                               ---------------------------------
                                               Name:  Michael P. Muldowney
                                               Title:  Treasurer

                                            THE COMPANY:

                                            SYMMETRIX, INC.

                                            By: /s/  PATRICK JOHN FLYNN
                                               ---------------------------------
                                               Name:  Patrick John Flynn
                                               Title:  Chief Operating Officer

                                            HOLDERS:

                                            SCIENCE APPLICATIONS
                                            INTERNATIONAL CORPORATION

                                            By: /s/  PAUL SAYER
                                               ---------------------------------
                                               Name:  Paul Sayer
                                               Title:  Senior Vice President

                                            FAIRVIEW MEDICAL SERVICES
                                            CORPORATION

                                            By: /s/  GEORGE B. BENNETT
                                               ---------------------------------
                                               Name:  George B. Bennett
                                               Title:  Chairman

                                            /s/  DOUG BEAVEN
                                            ------------------------------------
                                            Doug Beaven

                                            /s/  GEORGE BENNETT
                                            ------------------------------------
                                            George Bennett

                                            /s/  CHESLEY CHEN
                                            ------------------------------------
                                            Chesley Chen

                                            /s/  STEWART DAVIS
                                            ------------------------------------
                                            Stewart Davis

                                            /s/  JOHN DOVE
                                            ------------------------------------
                                            John Dove

                                            /s/  PAT FLYNN
                                            ------------------------------------
                                            Pat Flynn

                                            /s/  DWIGHT L. GERTZ
                                            ------------------------------------
                                            Dwight L. Gertz

                                            /s/  DON HAWLEY
                                            ------------------------------------
                                            Don Hawley

                                            /s/  JEFF MEHLMAN
                                            ------------------------------------
                                            Jeff Mehlman

                                            /s/  JOHN NEAL
                                            ------------------------------------
                                            John Neal